UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
November 2, 2015

United States Steel Corporation
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(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
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(Address of principal executive offices)	(Zip Code)

(412) 433-1121
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(Registrant's telephone number,
including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 2, 2015, the Compensation & Organization Committee (the “Committee”) of the Board of Directors (the “Board”) of United States Steel Corporation (the “Corporation”), approved and adopted the United States Steel Corporation Change in Control Severance Plan (the “CIC Plan”), to be effective January 1, 2016.

Previously, the Corporation had entered into individual evergreen change in control agreements with each of its named executive officers and certain other executives. As part of the Committee’s ongoing review of executive compensation trends, it decided to replace the individual agreements with a single change in control plan and issued notices that the individual agreements would not be renewed.

The CIC Plan generally provides for the payment of severance benefits to certain eligible executives, including each of the Corporation’s named executive officers, in the event their employment with the Corporation terminates “without cause” or voluntarily for “good reason” following a change in control of the Corporation. In general, upon a change in control and termination of employment, each of our named executive officers are entitled to a payment equivalent to 2.5x his or her salary and bonus for Messrs. Longhi and Burritt and Ms. Folsom, and 2x for Mr. Matthews. Each of these multiples are unchanged and are consistent with the severance payment multiples under each named executive officer’s prior change in control agreement.

The CIC Plan provides for payments and benefits that are substantially similar to the payments and benefits provided under the prior individual agreements, and also provides the Committee more flexibility to make changes to the benefits in the future based on business needs or executive compensation trends.

The summary of the CIC Plan included in this current report on Form 8-K is qualified in its entirety by reference to the full text of the CIC Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2015, the Board approved amendments to the Corporation’s Bylaws (the “Bylaws”). The amendments took effect immediately upon approval by the Board. The table below includes a summary of the nature of the amendments and the affected sections of the Bylaws. In addition to the amendments summarized below, several sections of the Bylaws were amended to eliminate provisions that by their terms are no longer applicable, enhance clarity, effect technical corrections and other non-substantive changes.

Nature of Amendment	Affected Section(s) of Bylaws
Require expanded disclosure with respect to stockholder nominees for election to the Corporation’s Board and for stockholder proposals and nominations by requiring information regarding the beneficial owner of such shares.

Article I, Sections 3 and 4
Revise provision on inspector of elections to provide that any person authorized by the Corporation (rather than the Board) may appoint inspector of elections.	Article I, Section 8
Establish the voting standard for proposals submitted to a vote of stockholders as a majority of votes cast, rather than a majority of those present for quorum purposes.	Article I, Section 7
Provide for stockholder meetings by remote communications.	Article I, Section 9
Delete the qualifications of directors and the mandatory director retirement age, which are included in the Corporation’s Corporate Governance Principles.	Article II, Section 2
Expressly authorize Board actions by written consent.	Article II, Section 8
Expressly authorize Board committees.	Article II, Section 11

The summary of the Bylaws included in this current report on Form 8-K is qualified in its entirety by reference to the Corporation’s Amended and Restated Bylaws, as amended on November 3, 2015, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
3.1	Amended and Restated By-Laws of United States Steel Corporation, dated as of November 3, 2015.
10.1	United States Steel Corporation Change in Control Severance Plan, effective January 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By: /s/ Larry T. Brockway
Name: Larry T. Brockway
Title: Senior Vice President – Finance, Chief Risk Officer & Treasurer

Dated: November 6, 2015